LEGGETT & PLATT, INCORPORATED AND SUBSIDIARIES      Exhibit 11
                    COMPUTATIONS OF EARNINGS PER SHARE



(Amounts in millions, except
   per share data)

                                                							Three Months Ended
							                                                     March 31,
						                                                --------------------
                               			                     1997          1996
						                                                ------	       ------
EARNINGS PER SHARE

Weighted average number of
  common shares outstanding                             92.3          88.9
Dilution from outstanding stock
  options-computed using the
  "treasury stock" method                                2.4	          1.3
						                                                ------	       ------
Weighted average number of common
  shares outstanding as adjusted                      		94.7	         90.2
                                         						       ======  	     ======

Net Earnings                               					      $ 48.4        $ 37.7
						                                                ======	       ======
Earnings Per Share                             	      $  .51        $  .42
						                                                ======	       ======